CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 20, 1996, except for Note M, as to which the date is March 19, 1996, on our audits of the financial statements and financial statement schedules of The Boston Beer Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in The Boston Beer Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                                             /s/ COOPERS & LYBRAND L.L.P.



   Boston, Massachusetts
   September 13, 1996